UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2022

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37756	90-0632193
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix,	Arizona		85027
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On August 28, 2020, 12 of the 18 regulated utilities of Global Water Resources, Inc. (the “Company”) each filed a rate case application with the Arizona Corporation Commission (the “ACC”) for water, wastewater, and recycled water rates based on a 2019 test year. In addition to a rate increase, the Company requested, among other things, the consolidation of water and/or wastewater rates for certain of its utilities, including its Red Rock, Santa Cruz, Palo Verde, Picacho Water, and Picacho Utilities located in Pinal County. Of the Company’s utilities filing a rate case, these utilities make up approximately 96% of the Company's active service connections; provide or will provide water, wastewater and recycled water services; and are expected to create economies of scale that are beneficial to all customers if consolidated.
On July 12, 2022, the ACC voted in an open meeting to approve the recommended order and opinion in the rate case with certain amendments, subject to a final signed decision. Pursuant to the vote, the ACC approved a collective annual revenue requirement increase of approximately $2.2 million (including the acquisition premiums discussed below) based on 2019 test year service connections, phased-in over time, as follows:

	Incremental	Cumulative
August 1, 2022	$1,457,462	$1,457,462
January 1, 2023	$675,814	$2,133,277
January 1, 2024	$98,585	$2,231,861
Whereas this phase-in of additional revenues was determined using a 2019 test year, to the extent that the number of active service connections has increased and continues to increase from 2019 levels, the additional revenues may be greater than the amounts set forth above. On the other hand, if active connections decrease or the Company experiences declining usage per customer, the Company may not realize all of the anticipated revenues.
Additionally, the ACC approved, among other things, (i) the consolidation of water and/or wastewater rates to create economies of scale that are beneficial to all customers when rates are consolidated.; (ii) acquisition premiums relating to the Company’s acquisitions of its Red Rock and Turner Ranches utilities, which increase the rate base for such utilities and result in an increase in the annual collective revenue requirement included in the table above; (iii) the Company’s ability to annually adjust rates to flow through changes in property tax expense and/or changes in income tax expense, without the necessity of a rate case proceeding; and (iv) the Sustainable Water Surcharge, which will allow semiannual surcharges to be added to customer bills based on verified costs of new water resources.
Finally, the order and opinion requires the Company to work with ACC staff and the Residential Utility Consumer Office to prepare a Private Letter Ruling request to the Internal Revenue Service (“IRS”) to clarify whether the failure to eliminate the deferred taxes attributable to assets condemned in a transaction governed by Section 1033 of the Internal Revenue Code ("Code") would violate the normalization provisions of Section 168(i)(9) of the Code. If the IRS accepts the request and issues its ruling, a copy must be provided to the ACC. Within 90 days after providing the ruling to the ACC, ACC Staff shall prepare, for ACC consideration, a memorandum and proposed order regarding guidance issued within the Private Letter Ruling. This may result in further action by the ACC, which we are unable to predict due to the uncertainties involved, that could have a adverse impact on our financial condition, results of operations and cash flows.
On July 13, 2022, the Company issued a press release announcing the ACC approval for the rate increase and related matters. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and which reflect the Company’s expectations regarding future events. The forward -looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward - looking statements. These forward-looking statements include, but are not limited to, statements concerning the anticipated benefits resulting from the Company’s approved rate application, including the Company’s expected collective revenue increase due to new water and wastewater rates and benefits from consolidation of rates, the Company’s contemplated Private Letter Ruling request relating to ADIT, and any action taken by the ACC as a result of the outcome, and other statements that are not historical facts. These statements may be identified by the use of words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, such as those described in the Company’s filings with the Securities and Exchange Commission

(the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and any subsequent filings with the SEC. Accordingly, investors are cautioned not to place undue reliance on any forward -looking statements, which reflect management’s views as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release of Global Water Resources, Inc., dated July 13, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: July 14, 2022	/s/ Joanne Ellsworth
Joanne Ellsworth
Executive Vice President, Corporate Affairs